Exhibit 7.4
Dated as of April 17, 1996

BELL CANADA
and
MONTREAL TRUST COMPANY
— COMPAGNIE MONTRÉAL TRUST
Trustee
TRUST INDENTURE
PROVIDING FOR THE ISSUE OF
SUBORDINATED DEBENTURES

i

Section	Page
ARTICLE TEN
Supplemental Indentures

10.01 Execution of Supplemental Indentures	43

ARTICLE ELEVEN
Concerning the Trustee

11.01 Trust Indenture Legislation	45
11.02 Rights and Duties of Trustee	45
11.03 Evidence, Experts and Advisers	46
11.04 Documents, Moneys, etc., Held by Trustee	47
11.05 Notices of Events of Default	47
11.06 Action by Trustee to Protect Interests	47
11.07 Trustee not Required to give Security	47
11.08 Protection of Trustee	47
11.09 Replacement of Trustee	48
11.10 Conflict of Interest	49
11.11 Fondé de Pouvoir	49
11.12 Acceptance of Trust	49

ARTICLE TWELVE
Notices

12.01 Notice to Debentureholders	50
12.02 Notice to the Trustee	50
12.03 Notice to the Corporation	51

ARTICLE THIRTEEN
Execution

13.01 Counterparts and Formal Date	52

     THIS INDENTURE made as of April 17, 1996

BETWEEN:	BELL CANADA incorporated under the laws of Canada and having its registered office in the City of Montréal, in the Province of Québec, herein called the “Corporation”

OF THE FIRST PART

- and -

MONTREAL TRUST COMPANY — COMPAGNIE MONTRÉAL TRUST, a trust company incorporated under the laws of Québec and having its head office in the City of Montréal in the Province of Québec, herein called the “Trustee”

OF THE SECOND PART
     Whereas the Corporation deems it necessary to borrow money for its corporate purposes and with a view to so doing desires to create and issue its subordinated debentures to be constituted in the manner hereinafter appearing and to be issued in one or more series from time to time;
     And Whereas the Corporation is duly authorized to create and issue the subordinated debentures to be issued as herein provided;
     And Whereas all things necessary have been done and performed to make the subordinated debentures when certified by the Trustee and issued as in this Trust Indenture provided valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of the Trust Indenture;
     And Whereas the Trustee has full power and authority to execute this Trust Indenture and to accept and execute the trusts herein imposed upon it;

Section 1.01
     NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby agreed and declared as follows:
ARTICLE ONE
Interpretation
     SECTION 1.01. Definitions. In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith:
     “affiliate” means any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Corporation. A person shall be presumed to be controlled by the Corporation if (i) in accordance with generally accepted accounting principles in Canada, its accounts are consolidated with those of the Corporation or it is accounted for by the equity method in the Corporation’s consolidated financial statements and (ii) the Corporation owns directly or indirectly securities representing 25% or more of the common equity of such person or possessing under ordinary circumstances more than 25% of the voting power of all securities entitled to elect directors, managers or trustees of such person.
     “certificate of the Corporation” means a written certificate signed in the name of the Corporation by its chairman of the board, its president, a vice-president, its corporate secretary or any assistant corporate secretary;
     “certified resolution” means a copy of a resolution certified by the corporate secretary or an assistant corporate secretary of the Corporation under its corporate seal to have been duly passed by the directors and to be in full force and effect on the date of such certification and also means a certificate or writing of any officer of the Corporation certified by the corporate secretary or an assistant corporate secretary of the Corporation under its corporate seal to have been duly made by the officer and to be in full force and effect on the date of such certification;
     “Corporation” means the Party of the First Part and every successor company which shall have complied with the provisions of Article Eight;
     “counsel” means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;
     “Debentures” or “Subordinated Debentures” means the subordinated debentures or other debt security of the Corporation issued and certified hereunder and for the

Section 1.01
time being outstanding; “coupon Debentures” means subordinated debentures which are issued with interest coupons attached; “coupons” means the interest coupons attached or pertaining to coupon Debentures; “fully registered Debentures” means subordinated debentures without coupons which are registered as to principal and interest as hereinafter provided; “registered Debentures” means and includes fully registered Debentures and coupon Debentures registered as to principal only; and “unregistered Debentures” means subordinated debentures which are not so registered;
     “Debentureholders” or “holders” means as regards registered Debentures the several persons for the time being entered in the registers hereinafter mentioned as holders thereof and as regards unregistered Debentures the bearers thereof for the time being;
     “Debentureholders’ Request” means an instrument signed in one or more counterparts by the holder or holders of not less than 25% in principal amount of the Debentures outstanding for the time being, requesting the Trustee to take some action or proceeding specified therein;
     “director” means a director or officer of the Corporation for the time being, and reference without more to action by the directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by an officer of the Corporation or action by or a resolution of any committee of the board;
     “event of default” has the meaning attributed to it in Section 6.01;
     “extraordinary resolution” has the meaning attributed to it in Article Nine;
     “person” means an individual, a corporation, a partnership, a trustee or an unincorporated organization; and pronouns have a similarly extended meaning;
     “Registrar” means, if appointed, the registrar or registrars appointed by the Corporation with the approval of the Trustee;
     “Senior Debt” means the principal of, premium, if any, interest on and all other amounts in respect of: (i) indebtedness, other than indebtedness represented by the Debentures issued pursuant to the provisions of this Trust Indenture, issued, assumed or guaranteed by the Corporation for borrowed money or for the deferred purchase price of property (including, without limitation, by means of acceptances, debt instruments and finance leases and any liability evidenced by bonds, debentures, notes or similar instruments); (ii) all other liabilities of the Corporation created, incurred,

Section 1.01
assumed or guaranteed by the Corporation; and (iii) renewals, extensions or refunding of any indebtedness referred to in (i) or (ii) of this definition, except, in each case, those which by their terms rank in right of payment equally with or subordinate to the Debentures;
     “subsidiary” means any corporation the majority of the shares of capital stock of which at the time outstanding, having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of directors of such corporation, is owned directly or indirectly by the Corporation or by one or more of its other subsidiaries or by the Corporation in conjunction with one or more of its other subsidiaries;
     “Trust Indenture”, “Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean or refer to this indenture and include any and every indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article” and “section” followed by a number mean and refer to the specified Article or section of this indenture;
     “Trustee” means the Party of the Second Part and its successors for the time being in the trusts hereby created;
     “Wholly-Owned Subsidiary” means any corporation of which the Corporation or another Wholly-Owned Subsidiary owns all the outstanding equity securities and Funded Debt which such corporation may have issued, incurred, assumed or guaranteed, except shares necessary to qualify its directors;
     “written order of the Corporation” means a written order signed in the name of the Corporation by its chairman of the board, its president, a vice-president, its corporate secretary or any assistant corporate secretary; and “written request of the Corporation” has a similar meaning;
     words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.
SECTION 1.02. Meaning of “outstanding” for Certain Purposes. Every Debenture certified and delivered by the Trustee or the Registrar hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or moneys for the payment thereof shall be set aside under Section 7.02 provided that:

Section 1.02
     (1) Debentures which have been partially redeemed shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof:
     (2) where a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and
     (3) for the purpose of any provision of this Trust Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Trust Indenture, Debentures owned legally or equitably by the Corporation or any affiliate shall be disregarded except that:
     (a) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition, instrument or other action only the Debentures which the Trustee knows are so owned shall be so disregarded; and
     (b) Debentures so owned which have been pledged in good faith other than to the Corporation or any affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures in his discretion free from the control of the Corporation or any affiliate.
     SECTION 1.03. Interpretation not Affected by Headings, etc. The division of this Trust Indenture into Articles and sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
     SECTION 1.04. Applicable Law. This Trust Indenture and the Debentures and coupons shall be construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Section 2.01
ARTICLE TWO
Issue of Debentures
     SECTION 2.01. Limit of Issue. The aggregate principal amount of Debentures which may be authorized and outstanding at any one time hereunder is unlimited in aggregate principal amount. The Debentures may be issued in several series as herein provided.
     SECTION 2.02. Series 1 Subordinated Debentures. The first series of Debentures authorized to be issued hereunder (sometimes referred to as “Series I Subordinated Debentures”) shall be in the aggregate principal amount, bear the rate of interest, be dated and mature and be subject to the terms and conditions as are provided in the First Supplemental Trust Indenture between the Corporation and the Trustee dated as of April 17, 1996.
     SECTION 2.03. Computation of Interest.
     (1) Fully registered Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their respective dates or from the interest payment date next preceding the date of certification, whichever shall be the later, unless such date of certification be an interest payment date in which event such Debentures shall bear interest from such interest payment date.
     (2) Coupon Debentures shall bear interest from their date. The coupons (if any) matured at the date of delivery by the Trustee of any coupon Debenture shall be detached therefrom and cancelled before delivery, unless such Debenture is being issued in exchange or in substitution for another Debenture (whether in interim or definitive form) and such matured coupons represent unpaid interest to which the holder of such exchanged or substituted Debenture is entitled.
     SECTION 2.04. Creation and Issue of Additional Debentures
     (1) The directors may from time to time authorize the creation of one or more subsequent series of Debentures hereunder. The Debentures of any such subsequent series (herein sometimes referred to as “additional Debentures”) may be limited to such aggregate principal amount, bear such date or dates, mature on such date or dates (and contain provisions for the extension or retraction of maturity date or dates), bear such rate or rates of interest, be in such denominations and forms, be redeemable at

Section 2.04
such prices, be entitled to the benefit of such covenants, purchase or sinking fund, amortization fund or analogous provisions, tax provisions, conversion rights and/or stock purchase rights, be payable as to principal, premium, if any, and interest at such time or times, at such place or places and in Canadian and/or such other currency or currencies and contain such other terms or provisions not inconsistent herewith as the directors may determine.
     (2) Before the issue of any Debentures of any such subsequent series the Corporation shall execute and deliver to the Trustee an indenture supplemental hereto for the purpose of establishing the terms thereof and the forms and denominations in which they may be issued, together with a certified resolution authorizing the same, and the Trustee shall execute and deliver such supplemental indenture pursuant to Article Ten.
     (3) Whenever any series of additional Debentures shall have been authorized as aforesaid the same may be from time to time executed by the Corporation and delivered to the Trustee and shall be certified by the Trustee or the Registrar and delivered by the Trustee or the Registrar to or to the order of the Corporation upon receipt by and deposit with the Trustee of the following:
     (a) a certified resolution requesting certification and delivery of a specified principal amount of Debentures of such subsequent series;
     (b) a certificate of the Corporation that it is not in default in the performance of any of its covenants herein contained and that it has complied with all the requirements of this Trust Indenture, and of any other instrument providing for the issuance of debt obligations of the Corporation, in connection with the issue of the Debentures of which certification is requested;
     (c) such reports and certificates, if any, as may be required by any provision hereof to evidence compliance with any covenant restricting the issuance of indebtedness;
     (d) a written order of the Corporation addressed to the Trustee or the Registrar for the certification and delivery of such Debentures; and
     (e) an opinion of counsel that all requirements imposed by this Trust Indenture or by law in connection with the proposed issue of Debentures have been complied with.

Section 2.04
     (4) No additional Debentures shall be certified or delivered hereunder if, to the knowledge of the Trustee, an event of default shall have occurred and be continuing.
     SECTION 2.05. Subordination.
     (1) In the event of insolvency or winding-up of the Corporation, the indebtedness evidenced by the Debentures issued pursuant to the provisions of this Trust Indenture will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Corporation, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed.
     (2) Each holder of Debentures or coupons by his acceptance thereof agrees to and shall be bound by the subordination provided for in subsection (1) of this Section 2.05 and authorizes and directs the Trustee on his behalf to take such action, if any, as may be necessary or appropriate further to assure the same and appoints the Trustee his agent for such purpose.
     SECTION 2.06. Debentures to Rank Pari Passu. All Debentures issued pursuant to the provisions of this Trust Indenture shall rank pari passu and be secured equally and rateable without discrimination, preference or priority whatever may be the actual date thereof or of the certification thereof or terms of issue of the same respectively, save only as to purchase or sinking fund, amortization fund or analogous provisions (if any) applicable to different series.
     SECTION 2.07. Signing of Debentures. The Debentures shall be under the corporate seal of the Corporation or a reproduction thereof (which shall be deemed to be the corporate seal of the Corporation) and shall be signed by the chairman of the board of directors, the president or a vice-president and by the corporate secretary or the corporate treasurer of the Corporation and the coupons shall be signed by any one of the said officers. The signatures of such officers may be mechanically reproduced in facsimile and Debentures and coupons bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Debenture or coupon as one of such officers may no longer hold office at the date of this Trust Indenture or at the date of such Debenture or coupon or at the date of certification and delivery thereof, any Debenture or coupon signed as aforesaid shall be valid and binding upon the Corporation.

Section 2.08
     SECTION 2.08. Certification by the Trustee or the Registrar.
     (1) No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee or the Registrar in the form of the certificate set out in the Debentures or in some other form approved by the Trustee and such certification by the Trustee or the Registrar upon any Debenture shall be conclusive evidence as against the Corporation that the Debenture so certified has been duly issued hereunder and is a valid obligation of the Corporation and that the holder is entitled to the benefit hereof.
     (2) The certificate of the Trustee or the Registrar on Debentures issued hereunder shall not be construed as a representation or warranty by the Trustee or the Registrar as to the validity of this Trust Indenture or of the Debentures (except the due certification thereof) and the Trustee or the Registrar shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.
     SECTION 2.09. Interim Debentures. Pending the delivery of definitive Debentures of any series, the Corporation may issue and the Trustee or the Registrar certify in lieu thereof interim Debentures, with or without coupons, in such forms and in such denominations and signed in such manner as the Trustee and the Corporation may approve, entitling the holders thereof to definitive Debentures of the said series when the same are ready for delivery. When so issued and certified, such interim Debentures shall, for all purposes, be deemed to be debentures and, pending the exchange thereof for definitive Debentures, the holders of the said interim Debentures shall be deemed to be Debentureholders and entitled to the benefit of this Trust Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have executed and delivered the definitive Debentures to the Trustee or the Registrar, the Trustee or the Registrar shall call in for exchange all interim Debentures that shall have been issued and forthwith after such exchange shall cancel the same together with all unmatured coupons (if any) pertaining thereto. No charge shall be made by the Corporation, the Trustee or the Registrar to the holders of such interim Debentures for such exchange thereof. All interest paid upon interim Debentures without coupons shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.
     SECTION 2.10. Issue in Substitution for Lost Debentures.
     (1) In case any of the Debentures issued and certified hereunder or coupons pertaining thereto shall become mutilated or be lost, destroyed or stolen, the

Section 2.10
Corporation in its discretion may issue and thereupon the Trustee or the Registrar shall certify and deliver a new Debenture or coupon of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or coupon or in lieu of and in substitution for such lost, destroyed or stolen Debenture or coupon and the new Debenture or coupon shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures or coupons issued or to be issued hereunder.
     (2) The applicant for the issue of a new Debenture or coupon pursuant to this section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee or to the Registrar such evidence of ownership and of the loss, destruction or theft of the Debenture or coupon so lost, destroyed or stolen as shall be satisfactory to the Corporation and the Trustee or the Registrar in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Corporation and the Trustee or the Registrar in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee or the Registrar in connection therewith.

Section 3.01
ARTICLE THREE
Registration, Transfer, Exchange and Ownership of Debentures
     SECTION 3.01. Fully Registered Debentures.
     (1) With respect to each series of Debentures issuable as fully registered Debentures, unless otherwise provided in the supplemental indenture establishing the terms thereof, the Corporation shall cause to be kept by and at the principal office of the Trustee or the Registrar in the City of Montréal a register in which shall be entered the names and addresses of the holders of fully registered Debentures of such series and particulars of the Debentures held by them respectively. Unless otherwise provided as aforesaid, the Corporation shall also, with respect to each series of Debentures issuable as fully registered Debentures, cause to be provided by and at such principal office of the Trustee or the Registrar facilities for the exchange and transfer of fully registered Debentures, and by and at the principal offices of the Trustee or the Registrar in each of the cities of St. John’s (Newfoundland), Halifax, Charlottetown, Saint John (New Brunswick), Toronto, Winnipeg, Regina, Calgary and Vancouver facilities for the registration, exchange and transfer of fully registered Debentures. The Corporation may from time to time provide additional facilities for such registration, exchange and transfer at other offices of the Trustee or the Registrar or at other agencies.
     (2) No transfer of a fully registered Debenture shall be valid unless made at one of such offices or other agencies by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or the Registrar and upon compliance with such reasonable requirements as the Trustee or the Registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Trustee or the Registrar or other agent.
     SECTION 3.02. Coupon Debentures.
     (1) Coupon Debentures issued hereunder shall be negotiable and title thereto shall pass by delivery unless registered as to principal for the time being as hereinafter provided. Notwithstanding registration of coupon Debentures as to principal, the coupons when detached shall continue to be payable to bearer and title thereto shall pass by delivery.

Section 3.02
     (2) With respect to each series of Debentures issuable as coupon Debentures registrable as to principal only, unless otherwise provided in the supplemental indenture establishing the terms thereof, the Corporation shall cause to be kept by and at the principal office of the Trustee or the Registrar in the City of Montréal a register in which holders of coupon Debentures of such series may register the same as to principal only and in which shall be entered the names and addresses of the holders of coupon Debentures of such series registered as to principal and particulars of the coupon Debentures so registered held by them respectively. Unless otherwise provided as aforesaid, the Corporation shall also, with respect to each series of Debentures issuable as coupon Debentures registrable as to principal only, cause to be provided by and at such principal office of the Trustee or the Registrar facilities for the exchange and transfer of such registered Debentures, and by and at the principal offices of the Trustee or the Registrar in each of the cities of St. John’s (Newfoundland), Halifax, Charlottetown, Saint John (New Brunswick), Toronto, Winnipeg, Regina, Calgary and Vancouver facilities for the registration, exchange and transfer of coupon Debentures registrable as to principal only. The Corporation may from time to time provide additional facilities for such registration, exchange and transfer at other offices of the Trustee or the Registrar or at other agencies. Such registration shall be noted on the Debentures by the Trustee or the Registrar or other agent.
     (3) After such registration of a coupon Debenture no transfer thereof shall be valid unless made at one of such offices or other agencies by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or the Registrar or other agent upon compliance with such reasonable requirements as the Trustee or the Registrar may prescribe, nor unless such transfer shall have been noted on the Debenture by the Trustee or the Registrar or other agent; but any such Debenture may be discharged from registry by being transferred to bearer, after which it shall again be transferable by delivery, but may again from time to time be registered and discharged from registry.
     SECTION 3.03. Transferee Entitled to Registration. The transferee of a registered Debenture shall, after the appropriate form of transfer is lodged with the Trustee or the Registrar or other agent and upon compliance with all other conditions in that behalf required by this Trust Indenture or by law, be entitled to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and his transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

Section 3.04
     SECTION 3.04. Exchange of Debentures.
     (1) Debentures in any authorized form or denomination may be exchanged upon reasonable notice for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.
     (2) Debentures of any series may be exchanged only at the principal office of the Trustee or the Registrar in the City of Montréal or at such other place or places (if any) as may be specified in the Debentures of such series and at such other place or places (if any) as may from time to time be designated by the Corporation with the approval of the Trustee or the Registrar. Any Debentures tendered for exchange shall be surrendered to the Trustee or the Registrar together with all unmatured coupons (if any) and all matured coupons in default (if any) pertaining thereto. The Corporation shall execute and the Trustee or the Registrar shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures and coupons surrendered for exchange shall be cancelled.
     SECTION 3.05. Charges for Registration, Transfer and Exchange.
     (1) Unless otherwise provided in any supplemental indenture, for each Debenture exchanged, registered, transferred or discharged from registration the Trustee or the Registrar or other agent shall, if required by the Corporation, make a charge not exceeding $5 for its services and not exceeding $5 for each new Debenture issued (if any); provided that no charge to a Debentureholder shall be made hereunder: (a) for any exchange, registration, transfer or discharge from registration of any Debenture applied for within the period of two months from and including the date of such Debenture; or (b) for any exchange of any Debenture which has been issued under Section 2.08 or Section 4.04.
     (2) Payment of any such charges and reimbursement of the Trustee or the Registrar or other agent or the Corporation for any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.
     SECTION 3.06. Register Open for Inspection. The register hereinbefore referred to shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder.

     SECTION 3.07. Limitation on Obligation to Effect Transfers or Exchanges. Neither the Corporation nor the Trustee nor the Registrar nor any other agent shall be required (a) to make transfers or exchanges of fully registered Debentures of any series on any interest payment date for Debentures of that series of during the twenty-one preceding days, or (b) to make exchanges of Debentures of any series on the day of any selection by the Trustee or the Registrar of Debentures of that series to be redeemed or during the fifteen preceding days.
     SECTION 3.08. Ownership of Debentures and Coupons.
     (1) The person in whose name any registered Debenture is registered shall for all the purposes of this Trust Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium (if any) on such Debenture and, in the case of a fully registered debenture, interest thereon shall be made only to or upon the order in writing of such registered holder.
     (2) The Corporation, the Trustee and the Registrar may deem and treat the bearer of any unregistered Debenture and the bearer of any coupon, whether or not the Debenture from which it has been detached shall be registered as to principal, as the absolute owner of such Debenture or coupon, as the case may be, for all purposes and neither the Corporation nor the Trustee nor the Registrar nor any other agent shall be affected by any notice to the contrary.
     (3) Neither the Corporation nor the Trustee nor the Registrar nor any other agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.
     (4) The registered holder for the time being of any registered Debenture and the bearer of any unregistered Debenture and the bearer of any coupon shall be entitled to the principal, premium (if any) and/or interest evidenced by such instruments respectively free from all equities or rights of set-off or counter-claim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and receipt of any such registered holder or bearer, as the case may be, for any such principal, premium or interest shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such registered holder or bearer.
     (5) Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Trustee or the Registrar stating that the unregistered Debentures specified therein have been deposited by a named person with such bank, trust

Section 3.08
company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Trustee or the Registrar may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person during such period, of such Debentures, for the purpose of any Debentureholders’ Request, requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Debentures so deposited. The Corporation and the Trustee may treat the registered holder of any Debenture as the owner thereof without actual production of such Debenture for the purpose of any Debentureholders’ Request, requisition, direction, consent, instrument or other document as aforesaid.

Section 4.01
ARTICLE FOUR
Redemption and Purchase of Debentures
     SECTION 4.01. Redemption of Debentures. The provisions of sections 4.02 to 4.08, inclusive, shall apply to Debentures of all series that are by their terms redeemable, unless otherwise provided in the supplemental indentures establishing the terms of Debentures of such series.
     SECTION 4.02. Places of Payment. The redemption price shall be payable upon presentation and surrender of the Debentures to be redeemed with all unmatured coupons (if any) pertaining thereto at any of the places where the principal of such Debentures is expressed to be payable and at such other places (if any) as may be specified in the notice of redemption.
     SECTION 4.03. Selection for Redemption. If less than all the outstanding Debentures of any one series are to be redeemed at any one time, the Trustee or the Registrar shall select the Debentures to be redeemed by lot in such manner (which may include random selection by electronic computer) as the Trustee or the Registrar shall deem equitable.
     SECTION 4.04. Partial Redemption.
     (1) Any part, being $1,000 or a multiple thereof, of a Debenture of a denomination in excess of $1,000 may be selected and called for redemption as hereinafter provided and all references in this Trust Indenture to redemption of Debentures shall be deemed to include redemption of any such part.
     (2) The holder of any Debenture of which part only is redeemed shall, upon presentation of his said Debenture and upon receiving the moneys payable to him by reason of such redemption, surrender the said Debenture to the paying bank for transmission to the Trustee or the Registrar and the Trustee or the Registrar shall cancel the same and shall without charge forthwith certify and deliver or cause to be certified and delivered to the said holder a new Debenture or Debentures of the same series and maturity of aggregate principal amount equal to the unredeemed part of the principal amount of the Debenture so surrendered; or, at the option of such holder in the case of a fully registered Debenture, the Trustee or the Registrar shall return or cause to be returned this said Debenture to him after making notation thereon of the part of the principal amount thereof so redeemed.

Section 4.05
     SECTION 4.05. Notice of Redemption. Notice of redemption of any Debentures shall be given to the holders of the Debentures which are to be redeemed, not more than 90 days nor less than 30 days prior to the date fixed for redemption, in the manner provided in Article Twelve. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the redemption date, the redemption price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Debentures are to be redeemed, the notice of redemption shall specify the designations and maturities of the Debentures which are to be redeemed and, in case less than all the Debentures of any one series and maturity are to be redeemed, shall also specify:
     (a) in the case of a notice mailed to a registered Debentureholder, the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);
     (b) in the case of a published notice, the distinguishing letters and numbers of the unregistered Debentures which are to be redeemed or, if such unregistered Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the unregistered Debentures so selected; and
     (c) in both cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.
     SECTION 4.06. Payment of Redemption Price. Upon notice being given as aforesaid the principal amount of the Debentures so called for redemption and the principal amount to be redeemed of the Debentures so called for redemption in part shall be and become due and payable at the redemption price, on the redemption date specified in such notice and with the same effect as if it were the date of maturity specified in such Debentures, and from and after such redemption date interest upon the principal amounts so becoming due and payable shall cease unless payment of the redemption price shall not be made on presentation for surrender of such Debentures and all unmatured coupons (if any) pertaining thereto at any of the places specified in Section 4.02 on or after the redemption date and prior to the setting aside of the redemption price pursuant to Article Seven.
     SECTION 4.07. Purchase of Debentures. The Corporation shall have the right at any time and from time to time to purchase Debentures in the market, by tender or by private contract at prices not exceeding the redemption price applicable to

Section 4.07
redemptions of Debentures, for other than sinking fund purposes, at the time of purchase, plus accrued interest and costs of purchase.
     SECTION 4.08. Cancellation of Debentures. Subject to the provisions of Section 4.04 as to Debentures redeemed in part, all Debentures redeemed or purchased by the Corporation under the provisions of this Article, with the unmatured coupons (if any) pertaining thereto, shall be forthwith delivered to and cancelled by the Trustee or the Registrar and shall not be reissued.

Section 5.01
ARTICLE FIVE
Covenants of the Corporation
     SECTION 5.01. Payment of Principal, Premium and Interest. The Corporation hereby covenants and agrees that it will well, duly and punctually pay or cause to be paid to every holder of every Debenture issued hereunder the principal thereof, premium (if any) and interest accrued thereon (including, in case of default, interest on all amounts overdue at the rate specified therein) at the dates and places, in the currencies, and in the manner mentioned herein and in such Debentures and in the coupons, if any, pertaining thereto. Unless otherwise provided in the supplemental indenture creating a series of Debentures, as interest becomes due on each fully registered Debenture (except at maturity or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture for payment) the Corporation, either directly or through the Trustee or any paying agent, shall send by prepaid ordinary mail a cheque for such interest (less any tax, if any, required to be withheld therefrom) payable to the order of the then registered holder of such Debenture and addressed to him at his last address appearing on the appropriate register, unless such holder otherwise directs. In the case of joint holders the cheque shall be made payable to the order of all such joint holders and if more than one address appears on the register in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque shall, to the extent of the sum represented thereby plus the amount of any tax withheld as aforesaid, satisfy and discharge the liability for interest on such Debenture, unless such cheque be not paid at par on presentation at one of the places where such interest is by the terms of such Debenture made payable. In the event of non-receipt of any cheque for interest by the person to whom it is sent as aforesaid, the Corporation will issue to such a person a replacement cheque for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction.
     SECTION 5.02. Offices for Notices, Payments and Registration of Transfer, Etc. The Corporation will maintain in the City of Montreal, and in such other places as the directors of the Corporation shall designate from time to time, an office or agency where the Debentures may be presented for payment, an office or agency where the Debentures may be presented for registration of transfer, for exchange and for exercise of conversion rights (if any) as in this Trust Indenture provided and an office or agency where notices and demands to or upon the Corporation in respect of the Debentures or this Trust Indenture may be served. The Corporation will give to the Trustee written notice of the location of any such office or

Section 5.02
agency and of any change of location thereof. In case the Corporation shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee in the City of Montréal.
     SECTION 5.03. Provisions as to Paying Agents.
     (a) The Corporation will cause any paying agent other than the Trustee which it may appoint to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.03.
     (1) that it will hold all sums held by it as such agent for the payment of principal of and premium, if any, and interest on any of the Debentures in trust for the benefit of the holders of such Debentures; and
     (2) that it will give the Trustee notice of any failure of the Corporation or any other obligor upon the Debentures to make any payment of the principal of and premium, if any, and interest on the Debentures when the same shall be due and payable.
     (b) The Corporation covenants and agrees that, if it should at any time act as its own paying agent, it will so notify the Trustee and hold in trust or cause to be held in trust for the benefit of the holders of such Debentures all sums held by it as such agent for the payment of principal and premium, if any, and interest on any of the Debentures and will notify the Trustee of any default by it in the making of any such payment.
     (c) anything in this Section 5.03 to the contrary notwithstanding, the Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it and any paying agent hereunder, as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained.
     (d) Anything in this Section 5.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.03 is subject to sections 7.03 and 7.04.
     SECTION 5.04. Appointments to Fill Vacancies in Trustee’s Office. The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.05
     SECTION 5.05. Trustee’s Remuneration and Expenses. The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or wilful default. After default all amounts so payable shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal of or interest or premium on the Debentures.
     SECTION 5.06. Not to Accumulate Interest. In order to prevent any accumulation after maturity of coupons or interest the Corporation covenants with the Trustee that it will not, unless otherwise provided in the supplemental indenture creating a series of Debentures or except with the approval of the Debentureholders expressed by extraordinary resolution, directly or indirectly extend or assent to the extension of time for payment of any coupons or interest payable hereunder or be a party to or approve any such arrangement by purchasing or funding any of said coupons or interest or in any other manner. In case the time for payment of any such coupons or interest shall be so extended, whether for a definite period or otherwise, such coupons or interest shall not be entitled in case of default hereunder to the benefit of these presents, except subject to the prior payment in full of the principal of and premium (if any) on all Debentures then outstanding and of all matured coupons and interest on such Debentures, the payment of which has not been so extended, and of all other moneys payable thereunder.
     SECTION 5.07. Inspection of Books by Trustee. At any and all times, upon the written request of the Trustee, the Corporation will permit the Trustee, by its agents and attorneys, to make reasonable examinations of the books of account, records, reports and other papers of the Corporation and to take copies and extracts therefrom.
     SECTION 5.08. Performance of Covenants by Trustee. If the Corporation shall fail to perform any of its covenants contained in this Trust Indenture the Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of said covenants capable of being performed by it, but subject to Section 6.03 and Section 11.02 shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustee shall be repayable

Section 5.09
as provided in Section 5.05. No such performance or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.
     SECTION 5.09. Annual Certificate of Compliance. Within 120 days after the end of each fiscal year of the Corporation, and at any other time if requested by the Trustee, the Corporation shall furnish the Trustee with a certificate of the Corporation stating that in the course of the performance by the signers of their duties as officers or directors of the Corporation they would normally have knowledge of any default by the Corporation in the performance of its covenants under this Trust Indenture or of any event of default under Article Six and certifying that the Corporation has complied with all covenants, conditions or other requirements contained in this Trust Indenture non-compliance with which would, with notification or with the lapse of time or otherwise, constitute an event of default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply.
     In addition, on becoming aware at any time of any event of default of the nature specified in subsection (f) of Section 6.01 the Corporation will promptly notify the Trustee.

Section 6.01
ARTICLE SIX
Default and Enforcement
     SECTION 6.01. Events of Default. If and when any one or more of the following events (herein sometimes called “events of default”) shall happen and be continuing, that is to say:—
     (a) default shall be made in the due and punctual payment of the principal of or premium, if any, on any Debenture when and as the same shall become due and payable, whether at maturity or otherwise;
     (b) default shall be made in the due and punctual payment of any installment of interest on any Debenture when and as such interest installment shall become due and payable as in such Debenture or in this Trust Indenture or any indenture supplemental hereto expressed, and any such default shall have continued for a period of 90 days;
     (c) default shall be made in the payment of any purchase or sinking fund, amortization fund or analogous fund installment on any Debenture as and when the same shall become due and payable, and such default shall have continued for a period of 30 days;
     (d) default shall be made by the Corporation in the performance or observance of any other of the covenants, agreements or conditions on its part in this Trust Indenture or any indenture supplemental hereto or in the Debentures contained and such default shall have continued for a period of 90 days after written notice to the Corporation by the Trustee specifying such default and requiring it to be remedied and stating that such a notice is a “Notice of Default” hereunder or after written notice to the Corporation and to the Trustee by the holders of not less than 25% in principal amount of Debentures at the time outstanding (excluding Debentures of any series not entitled to the benefits of such covenant, agreement or condition); or
     (e) the Corporation shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Corporation shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Corporation or any substantial portion of the property of the Corporation; or the Corporation shall commence any proceeding relating to

Section 6.01
the Corporation or any substantial portion of the property of the Corporation under any insolvency reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this subsection (e) called “Proceeding”); or if there shall be commenced against the Corporation any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or a receiver, trustee, liquidator or sequestrator of, or for, the Corporation or any substantial portion of the property of the Corporation shall be appointed and shall not be discharged within a period of 60 days; or the Corporation by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Corporation or any substantial portion of the property of the Corporation, provided that a resolution or order for winding-up the Corporation with a view to its consolidation, amalgamation or merger with another company or the transfer of its assets as a whole, or substantially as a whole, to such other company as provided in Section 8.01 shall not make the rights and remedies herein enforceable under this subsection (e) of Section 6.01 if such last-mentioned company shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 8.01;
then, and in each and every such case, unless the principal of all of the Debentures shall have already become due and payable, the Trustee or the holders of not less than 25% in aggregate principal amount of Debentures at the time outstanding hereunder may declare the principal amount of all Debentures and interest thereon and other moneys payable hereunder to be immediately due and payable; and upon any such declaration the same shall become and be immediately due and payable, anything in this Trust indenture or in any of the Debentures contained to the contrary notwithstanding. Any such declaration by the Trustee may be made by notice in writing to the Corporation, and such declaration by the holders of not less than 25% in principal amount of Debentures at the time outstanding may be made by a Debentureholders’ Request. The right of the Trustee or of the holders of not less than 25% in principal amount of Debentures at the time outstanding to make any such declaration as aforesaid, however, is subject to the condition that, if at any time after the principal of the Debentures shall have been so declared due and payable and prior to the date of maturity thereof as stated in the Debentures and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Corporation shall pay or deposit with the Trustee a sum sufficient to pay all arrears of interest upon all such Debentures and the principal of

Section 6.01
and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest, if and to the extent permitted by law, at the rate specified in such Debentures on any overdue installment of interest, and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and the reasonable compensation, expenses, costs, liabilities and advances of the Trustee, its agents and attorneys, and all defaults as aforesaid (other than the payment of principal, premium, if any, and accrued interest which has been so declared due and payable) shall have been remedied to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall be made therefore, then, and in every such case, such default and its consequences may be waived and such declaration rescinded by the holders of more than 50% in principal amount of the Debentures at the time outstanding, but no such waiver shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.
     In case the Trustee shall have proceeded to enforce any right under this Trust Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and power of the Corporation and the Trustee shall continue as though no such proceedings had been taken.
     SECTION 6.02. Acceleration on Default. In case any event of default hereunder has occurred, the Trustee may in its discretion and shall upon receipt of a Debentureholders’ Request declare the principal of and interest on all Debentures then outstanding and other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and the Corporation shall on such demand forthwith pay to the Trustee for the benefit of the Debentureholders the principal of and accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium (if any) on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation, other than through sinking fund operations, on the date of such declaration) and all other moneys payable thereunder together with subsequent interest thereon at the rates borne by the Debentures from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debentures and coupons. Such payment when made shall be deemed to

Section 6.02
have been made in discharge of the Corporation’s obligations hereunder and any moneys so received by the Trustee shall be applied as herein provided.
     SECTION 6.03. Proceedings by the Trustee.
     (1) Whenever any event of default hereunder has occurred, but subject to the provisions of Section 6.01 and to the provisions of any extraordinary resolution:
     (a) the Trustee, in the exercise of its discretion, may proceed to enforce the rights of the Trustee and the Debentureholders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Corporation; and
     (b) upon receipt of a Debentureholders’ Request the Trustee, subject to Section 11.02, shall exercise or take such one or more of the said remedies as the Debentureholders’ Request may direct or, if such Debentureholders’ Request contains no direction, as the Trustee may deem expedient.
     (2) No such remedy for the enforcement of the rights of the Trustee or of the Debentureholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.
     (3) Upon the exercising or taking by the Trustee of any such remedies whether or not a declaration and demand have been made pursuant to Section 6.02, the principal and interest of all Debentures then outstanding and the other moneys payable under Section 6.02 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefor had actually been made.
     (4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or coupons or the production thereof at the trial or other proceedings relative thereto.
     (5) No delay or omission of the Trustee or of the Debentureholders to exercise any remedy referred to in subsection (1) shall impair any such remedy or shall be construed to be a waiver or any default hereunder or acquiescence therein.

Section 6.04
     SECTION 6.04. Suits by Debentureholders. No holder of any Debenture or coupon shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Trust Indenture for the purpose of enforcing any rights on behalf of the Debentureholders or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under bankruptcy legislation or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless the Trustee shall have failed to act within a reasonable time after the Debentureholders’ Request referred to in Section 6.03 has been delivered to the Trustee and any indemnity required by it under Section 11.02 has been tendered to it; in such case, but not otherwise, any Debentureholder acting on behalf of himself and all other Debentureholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 6.03; it being understood and intended that no one or more holders of Debentures or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action or to enforce any right hereunder or under any Debenture or coupon, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of all outstanding Debentures and coupons.
     SECTION 6.05. Application of Moneys Received by Trustee. Except as otherwise herein provided, all moneys arising from any enforcement hereof shall be held by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:
     (a) firstly, in payment or reimbursement to the Trustee of the reasonable remuneration, expenses, disbursement and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Trust Indenture;
     (b) secondly, but subject to the provisions of Section 5.06, in or towards payment of the principal of and premium (if any) and accrued and unpaid interest on and interest on amounts in default under the Debentures and coupons which shall then be outstanding, in that order of priority unless otherwise directed by extraordinary resolution and in that case in such order or priority as between principal, premium and interest as may be directed by such extraordinary resolution;

Section 6.05
     (c) the surplus (if any) of such moneys shall be paid to the Corporation or its assigns.
     SECTION 6.06. Distribution of Proceeds. Payment to holders of Debentures and coupons pursuant to clause (b) of Section 6.05 shall be made as follows:
     (1) At least 15 days’ notice of every such payment shall be given in the manner provided in Article Twelve specifying the time when and the place or places where the Debentures and coupons are to be presented and amount of the payment and application thereof as between principal, premium and interest.
     (2) Payment of any Debenture or coupon shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture or coupon thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient.
     (3) From and after the date of payment specified in the notice interest shall accrue only on the amount owing on each Debenture and coupon after giving credit for the amount of the payment specified in such notice unless it be duly presented on or after the date so specified and payment of such amount be not made.
     SECTION 6.07. Immunity of Shareholders, etc. No recourse under or upon any obligation, covenant or agreement contained in this Trust Indenture, or in any Debenture or coupon issued hereunder, or under any judgment obtained against the Corporation or by the enforcement of any assessment, or by any legal or equitable proceeding by virtue of any constitution or statute, or otherwise, shall be had against any shareholder, officer or director of the Corporation, or of any successor corporation either directly or through the Corporation, or otherwise, for the payment for or to the Trustee or any receiver or liquidator, or for or to the holder of any Debentures or coupons issued hereunder or otherwise, of any sum that may be due and unpaid by the Corporation upon any such Debenture or coupon; and any and all personal liability of every name and nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such shareholder, officer or director, by reason of the non-payment of any shares of the capital stock of the Corporation or any act of omission or commission on his part or otherwise, for the payment for or to the Trustee or any receiver or liquidator, or for or to the holder of any Debentures or coupons issued hereunder or otherwise, of any sum that may remain due and unpaid upon the Debentures and coupons issued hereunder or any of them, is hereby expressly waived

Section 6.07
and released as a condition of and consideration for the execution of this Trust Indenture and the issue of such Debentures and coupons. Nothing herein or in the Debentures contained shall be taken, however, to prevent recourse to and the enforcement of the liability of any shareholder of the Corporation for uncalled capital, or the liability of any such shareholder upon unsatisfied calls.

Section 7.01
ARTICLE SEVEN
Satisfaction and Discharge
     SECTION 7.01. Cancellation and Destruction. All matured coupons and Debentures shall forthwith after payment thereof be cancelled and delivered to the Trustee. All Debentures and coupons cancelled or required to be cancelled under this or any other provision of this Trust Indenture may be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of the Corporation if the Corporation shall so require) and the Trustee shall prepare and retain a certificate of such destruction and deliver a duplicate thereof to the Corporation.
     SECTION 7.02. Non-Presentation of Debentures and Coupons. In case the holder of any Debenture or coupon shall fail to present the same for payment on the date on which the principal thereof, the premium (if any) thereon and/or the interest thereon or represented thereby becomes payable either at maturity or on redemption or otherwise:
     (a) the Corporation shall be entitled to pay to the Trustee and direct it to set aside, or
     (b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment or redemption of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside, the principal moneys and premium (if any) and/or the interest, as the case may be, in trust to be paid to the holder of such Debenture or coupon upon due presentation or surrender thereof in accordance with the provisions of this Trust Indenture; and thereupon the principal moneys and premium (if any) and/or the interest payable on or represented by each Debenture and each coupon in respect whereof such moneys have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee (without interest on such moneys) upon due presentation and surrender thereof, subject always to the provisions of Section 7.04.
     SECTION 7.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Trust Indenture all moneys then held by any paying agent of the Debentures (other than the Trustee) shall, upon written order of the Corporation, be

Section 7.01
repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.
     SECTION 7.04. Repayment of Unclaimed Moneys to Corporation. Any moneys set aside under Section 7.02 in respect of any Debenture or coupon and not claimed by and paid to the holder thereof, as provided in Section 7.02, within three years after the date of such setting aside shall be repaid to the Corporation by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys, and thereafter such holder shall have no rights in respect of such Debenture or coupon except to obtain payment of such moneys (without interest thereon) from the Corporation.
     SECTION 7.05. Release from Covenants. Upon proof being given to the reasonable satisfaction of the Trustee that the principal of all the Debentures and the premium, if any, thereon and interest (including interest on amounts overdue) thereon and other moneys payable hereunder have been paid or satisfied, or that all the outstanding Debentures having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by the Corporation to give within 90 days notice of redemption of all the outstanding Debentures, such payment and/or redemption has been duly and effectually provided for by payment to the Trustee or otherwise; and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the security (if any) created pursuant hereto, and to release the Corporation from its covenants herein contained except those relating to the indemnification of the Trustee.

Section 8.01
ARTICLE EIGHT
Consolidation and Amalgamation
     SECTION 8.01. General Provisions. Nothing in this Trust Indenture shall prevent, if otherwise permitted by law, the reorganization or reconstruction of the Corporation or the consolidation, amalgamation or merger of the Corporation with any other corporation, including any affiliate, or shall prevent the transfer by the Corporation of its undertaking and assets as a whole or substantially as a whole to another corporation, including any affiliate, lawfully entitled to acquire and operate the same, provided that the conditions of this Article Eight be observed, and provided also that (a) no condition or event shall exist as to the Corporation or such successor or assign either at the time of or immediately after such reorganization, reconstruction, consolidation, amalgamation, merger or transfer and after giving full effect thereto or immediately after such successor or assign shall become liable to pay the principal moneys, premium, if any, and interest and other moneys payable hereunder, which constitutes or would constitute a default or an event of default hereunder, and (b) every such successor or assign shall, as a part of such reorganization, reconstruction, consolidation, amalgamation, merger or transfer and in consideration thereof enter into and execute an indenture or indentures supplemental hereto in favour of the Trustee whereby such successor or assign covenants:—
     (1) To pay punctually when due the principal moneys, premium, if any, interest and other moneys payable hereunder;
     (2) To perform and observe punctually all the obligations of the Corporation under these presents and under and in respect of all outstanding Debentures; and
     (3) To observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of the Corporation herein contained as fully and completely as if it had itself executed this Trust Indenture as Party of the First Part hereto and had expressly agreed herein to observe and perform the same.
     Provided that every such reorganization, reconstruction, consolidation, amalgamation, merger or transfer shall be made on such terms and at such times and otherwise in such manner as shall be approved by the Corporation and by the Trustee as being in no way prejudicial to the interests of the Debentureholders and, upon such approval, the Trustee shall facilitate the same in all respects, and may give such consents and sign, execute or join in such documents and do such acts as in its discretion may be thought advisable in order that such reorganization, reconstruction,

Section 8.01
consolidation, amalgamation, merger or transfer may be carried out, and thereupon the Corporation may be released and discharged from liability under this Trust Indenture and the Trustee may execute any document or documents which it may be advised is or are necessary or advisable for effecting or evidencing such release and discharge and the opinion of counsel as hereinafter mentioned shall be full warrant and authority to the Trustee for so doing. The Corporation shall furnish to the Trustee an opinion of counsel as to the legality of any action proposed to be taken and as to the validity of any action taken pursuant to the provisions contained in this section, and the Trustee shall incur no liability by reason of reliance thereon.
     SECTION 8.02. Status of Successor Corporation. In case of any reorganization, reconstruction, consolidation, amalgamation or merger as aforesaid, the corporation formed by such consolidation or with which the Corporation shall have been amalgamated or merged, upon executing an indenture or indentures as provided in Section 8.01, shall succeed to and be substituted for the Corporation (which may then be wound up, if so desired by its shareholders), with the same effect as if it had been named herein as the Party of the First Part hereto, and shall possess and may exercise each and every right of the Corporation hereunder.

Section 9.01
ARTICLE NINE
Meetings of Debentureholders
     SECTION 9.01. Right to Convene Meeting. The Trustee may at any time and from time to time shall, on receipt of a written request of the Corporation or a Debentureholders’ Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such Debentureholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing within 30 days after receipt of such request and indemnity to give notice convening such meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Montreal, Province of Quebec, or at such other place as may be approved or determined by the Trustee.
     SECTION 9.02. Notice. At least 30 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Article Twelve and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.
     SECTION 9.03. Chairman. Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is no nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose some person present to be chairman.
     SECTION 9.04. Quorum. Subject to the provisions of Section 9.13:
     (a) at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures;
     (b) if a quorum of the Debentureholders shall not be present within half-an- hour from the time fixed for holding any meeting, the meeting, if convened by the Debentureholders or on a Debentureholders’ Request, shall be dissolved, but if

Section 9.04
otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is a non-business day in which case it shall stand adjourned to the next following business day thereafter) at the same time and place, unless the chairman shall appoint some other place, day and/or time of which not less than seven (7) days notice shall be given in the manner provided in Article Twelve; and
     (c) at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% in principal amount of the outstanding Debentures.
     SECTION 9.05. Power to Adjourn. The chairman of any meeting at which a quorum of the Debentureholders is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
     SECTION 9.06. Show of Hands. Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.
     SECTION 9.07. Poll. On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or by any Debentureholder after a vote by a show of hands, a poll shall be taken in such manner as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the holders of more than 50% in principal amount of the Debentures represented at the meeting and voted on the poll.
     SECTION 9.08. Voting. On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more absent Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. Each holder of any Debentures payable in a currency other than Canadian dollars shall have one vote for every $1,000 principal amount of

Section 9.08
Debentures computed after conversion of the principal amount thereof at the applicable spot buying rate of exchange for such currency as reported by the Bank of Canada at the close of business on the business day next preceding such meeting. Any fractional amount resulting from such computation shall be rounded to the nearest $1,000. A proxy need not be a Debentureholder. In the case of joint registered holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote as one in respect of the Debentures of which they are joint registered holders.
     SECTION 9.09. Regulations. The Trustee or the Corporation with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:
     (a) for the issue of voting certificates
     (i) by any bank, trust company or other depositary approved by the Trustee certifying that specified unregistered Debentures have been deposited with it by a named holder and will remain on deposit until after the meeting, or
     (ii) by any bank, trust company, insurance company, governmental department or agency approved by the Trustee certifying that it is the holder of specified unregistered Debentures and will continue to hold the same until after the meeting;
which voting certificates shall entitle the holders named therein to be present and vote at any such meeting and at any adjournment thereof to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders so named in such voting certifies were the actual bearers of the Debentures specified therein;
     (b) for the deposit of voting certificates and/or instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholders convening the meeting, as the case may be, may in the notice convening the meeting direct; and
     (c) for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the

Section 9.09
meeting is to be held and enabling particulars of such voting certificates and/or instruments appointing proxies to be mailed, cabled or otherwise transmitted before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be persons who produce unregistered Debentures at the meeting and the holders of registered Debentures and persons whom holders of registered debentures have by instrument in writing duly appointed as their proxies.
     SECTION 9.10. Corporation and Trustee may be Represented. The Corporation and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Debentureholders, but shall have no vote as such.
     SECTION 9.11. Powers Exercisable by Extraordinary Resolution. In addition to all other powers conferred upon them by any other provisions of this Trust Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by extraordinary resolution:
     (a) power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation, including any subsidiary, or for the selling or leasing of the undertaking, property and assets of the Corporation or a material part thereof, provided that no such sanction shall be necessary for a reconstruction, reorganization, consolidation, amalgamation or merger or transfer under the provisions of Article Eight hereof;
     (b) power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon it by this Trust Indenture or to waive any default on the part of the Corporation, other that non-payment of any principal moneys, premium or interest, upon such terms as may be decided upon;
     (c) power to sanction the release of the Corporation and of the whole or any part of its property from the charges which may be created hereunder;

Section 9.11
     (d) power to remove the Trustee from office and to appoint a new Trustee or Trustees;
     (e) power to sanction any change whatsoever of any provision of the Debentures or of this Trust Indenture and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Debentureholders against the Corporation or against its property, whether such rights shall arise under the provisions of this Trust Indenture or otherwise;
     (f) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures, or other securities of the Corporation or of any company formed or to be formed;
     (g) power to assent to any compromise or arrangement by the Corporation with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Corporation;
     (h) power to authorize the Trustee, in the event of the Corporation making an authorized assignment or proposal or a custodian or trustee being appointed under bankruptcy legislation or a liquidator being appointed, for and on behalf of the Debentureholders, and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove a claim or debt against the Corporation and its property for an amount equivalent to the aggregate amount which may be payable in respect of the Debentures, value security and vote such claim or debt at meetings of creditors and generally act for and on behalf of the Debentureholders in such proceedings as such resolution may provide;
     (i) power to restrain any holder of any Debenture or coupon outstanding hereunder from taking or instituting any suit, action or proceeding for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or trustee in bankruptcy or to have the Corporation wound up or for any other remedy hereunder and to direct such holder of any Debenture or coupon to waive any default or defaults by the Corporation on which any suit or proceeding is founded;
     (j) power, subject to the provisions of Section 6.02 and Section 6.04, to direct any Debentureholder or Debentureholders bringing any suit, action or proceeding and the Trustee to waive the default in respect of which such action, suit or other proceeding shall have been brought;

Section 9.11
     (k) power to require the Trustee to make a declaration under the provisions of Section 6.02 hereof and/or to proceed to enforce any remedy available hereunder, but subject always to compliance with the provisions of Section 6.03 hereof; and
     (l) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Trust Indenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental to this Trust Indenture embodying any such modification, change, addition or omission or any deeds, documents or writings authorized by such resolution.
     SECTION 9.12. Powers Cumulative. It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Trust Indenture stated to be exercisable by the Debentureholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.
     SECTION 9.13. Meaning of “Extraordinary Resolution”.
     (1) The expression “extraordinary resolution” when used in this Trust Indenture means, subject as hereinafter in this section and in sections 9.15 and 9.17 provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of more than 50% in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.
     (2) If at any such meeting the holders of more than 50% in principal amount of the Debentures outstanding are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Debentureholders or on a Debentureholders’ Request, shall be dissolved; but if otherwise convened the meeting shall stand adjourned to such day, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Article Twelve. Such notice shall state

Section 9.13
that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (1) of this section shall be an extraordinary resolution within the meaning of this Trust Indenture, notwithstanding that the holders of more than 50% in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.
     (3) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.
     SECTION 9.14. Minutes. Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.
     SECTION 9.15. Instruments in Writing. All actions that may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of not less than 66 2/3% in principal amount of all of the outstanding Debentures by an instrument in writing signed in one or more counterparts and the expression “extraordinary resolution” when used in this Trust Indenture shall include an instrument so signed.
     SECTION 9.16. Binding Effect of Resolutions. Subject to the provisions of Section 9.17, every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 9.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the

Section 9.16
provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.
     SECTION 9.17. Serial Meetings.
     (1) If any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, especially affects the rights of the holders of Debentures of one or more series or maturities in a manner or to an extent substantially differing from that in or to which it affects the rights of the holders of Debentures of any other series or maturity (as to which an opinion of counsel shall be binding on all Debentureholders, the Trustee and the Corporation for all purposes hereof) then:
     (a) reference to such fact, indicating each series or maturity so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and
     (b) the holders of Debentures of a series or maturity so especially affected shall not be bound by any action taken at a serial meeting or by instrument in writing under Section 9.15 unless in addition to compliance with the other provisions of this Article:
     (i) at such serial meeting:
     (A) there are present in person or by proxy holders of a least 25% (or for the purpose of passing an extraordinary resolution more than 50%) in principal amount of the outstanding Debentures of such series or maturity, subject to the provisions of this Article as to adjourned meetings; and
     (B) the resolution is passed by the favourable votes of the holders of more than 50% (or in the case of an extraordinary resolution not less that 66 2/3%) in principal amount of Debentures of such series or maturity voted on the resolution; or
     (ii) in the case of action taken or power exercised by instrument in writing under Section 9.15, such instrument is signed in one or more counterparts by the holders of not less that 66 2/3% in principal amount of the outstanding Debentures of such series or maturity.

Section 9.16
     (2) If in the opinion of counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, does not adversely affect the rights of the holders of Debentures of one or more particular series or maturities, the provisions of this Article Nine shall apply as if the debentures of such series or maturity were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series or maturity. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series or maturity are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series or maturity.
     (3) A proposal (i) to extend the maturity of Debentures of any particular series or maturity or reduce the principal amount thereof or the rate of interest or redemption premium thereon, (ii) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding, or (iii) to reduce with respect to holders of Debentures of any particular series any percentage stated in Section 1.01, 9.04, 9.07, 9.13 or 9.15 or in this Section 9.17, shall be deemed to especially affect the rights of the holders of Debentures of such series or maturity, as the case may be, in a manner substantially differing from that in which it affects the rights of holders of Debentures of any other series or maturity, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series and maturities.

Section 10.01
ARTICLE TEN
Supplemental Indentures
     SECTION 10.01. Execution of Supplemental Indentures. From time to time the Corporation (when authorized by its directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officer or officers, indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:
     (a) creating any subsequent series of Debentures and establishing the terms of any subsequent series of Debentures and the forms and denominations in which they may be issued as provided in Article Two;
     (b) if and whenever required by any provision hereof, hypothecating, mortgaging, pledging, assigning, transferring, assuring and confirming to or vesting in the Trustee or charging in favour of the Trustee the undertaking, property and assets then owned or thereafter acquired by the Corporation, or any part thereof, and adding to the provisions hereof such additional covenants, enforcement provisions and release provisions (if any) as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Trustee prejudicial to the interests of the Debentureholders;
     (c) adding to the covenants of the Corporation herein contained for the protection of the holders of the Debentures, or of the Debentures of any series and providing for events of default in addition to those specified in Article Six;
     (d) evidencing the succession of successor companies to the Corporation and the covenants of and obligations assumed by such successor companies in accordance with the provisions of Article Eight;
     (e) giving effect to any extraordinary resolution passed as provided in Article Nine;
     (f) adding to or altering the provisions hereof in respect of the registration and transfer of Debentures, making provision for the issue of Debentures in forms or denominations other than those herein provided for and for the exchange of Debentures of different forms and denominations, and making any modifications

Section 10.01
in the forms of the Debentures and coupons which in the opinion of the Trustee do not affect the substance thereof;
     (g) making any additions to, deletions from or alterations of the provisions of this Trust Indenture which the Corporation may deem necessary or advisable in order to facilitate the sale of the Debentures and which, in the opinion of the Trustee, do not adversely affect in any substantial respect the interests of the holders of the Debentures, or any series or maturity thereof then outstanding, including without limiting the generality of the foregoing such additions, deletions and alterations, including provision for the appointment of an additional trustee or a co-trustee in any jurisdiction, as would be required to comply with the provisions relating to trust indentures contained in any Corporations Act, Securities Act, Trust Indenture Act or similar legislation in any jurisdiction in which the Corporation may desire to sell the Debentures;
     (h) making any additions to, deletions from or alterations of the provisions of this Trust Indenture, and in particular Section 5.09, Section 6.01 and Article Eleven hereof, which in the opinion of counsel may from time to time be necessary or advisable to conform the same to applicable legislation as that term is defined in subsection (1) of Section 11.01; and
     (i) for any other purpose not inconsistent with the terms of this Trust Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Trustee the rights of the Trustee or of the Debentureholders are in no way prejudiced thereby.

Section 11.01
ARTICLE ELEVEN
Concerning the Trustee
     SECTION 11.01. Trust Indenture Legislation.
     (1) In this Article the term “applicable legislation” means the provisions, if any, of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Trust Indenture.
     (2) If and to the extent that any provision of this Trust Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, such mandatory requirement shall prevail.
     (3) The Corporation and the Trustee agree that each will at all times in relation to this Trust Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of applicable legislation.
     SECTION 11.02. Rights and Duties of Trustee.
     (1) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Trust Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the holders of the Debentures and shall act with prudence and diligence.
     (2) Subject only to subsection (1) of this Section 11.02, the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

Section 11.02
     (3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.
     (4) Every provision of this Trust Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of applicable legislation and of this Section 11.02 and of Section 11.03.
     SECTION 11.03. Evidence, Experts and Advisers.
     (1) In addition to the reports, certificates, opinions and other evidence required by this Trust Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by applicable legislation or as the Trustee may reasonably require by written notice to the Corporation.
     (2) In the exercise of its rights, duties and obligations, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence referred to in subsection (1) of this Section 11.03 provided that such evidence complies with applicable legislation and that the Trustee examines the same in order to determine whether such evidence indicates compliance with the applicable requirements of this Trust Indenture.
     (3) Whenever applicable legislation requires that evidence referred to in subsection (1) of this Section 11.03 be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the chairman of the board, the president, any vice-president, the corporate secretary, the corporate treasurer, any assistant corporate secretary, assistant corporate treasurer or director of the Corporation.
     (4) Proof of the execution of an instrument in writing, including a Debentureholders’ Request, by any Debentureholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

Section 11.03
     (5) The Trustee may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them.
     SECTION 11.04. Documents, Moneys, etc., Held by Trustee. Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Pending the application or withdrawal of any moneys so held under any provision of this Trust Indenture, the Trustee, unless it is herein otherwise expressly provided, may deposit the same in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, if so directed by written order of the Corporation, shall (i) deposit such moneys in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or (ii) invest such moneys in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Canadian chartered bank or loan or trust company. Unless an event of default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation.
     SECTION 11.05. Notices of Events of Default. The Trustee may in its discretion give notice to the Debentureholders of all events of default which have occurred hereunder and are known to the Trustee, but the Trustee shall be under no obligation to do so.
     SECTION 11.06. Action by Trustee to Protect Interests. The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Debentureholders.
     SECTION 11.07. Trustee not Required to give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Trust Indenture or otherwise in respect of the premises.
     SECTION 11.08. Protection of Trustee. By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

Section 11.08
     (1) The Trustee shall not be liable for or by reason of any failure or defect of title to or any lien, charge or encumbrance upon the property of the Corporation or for or by reason of any statements of fact or recitals in this Trust Indenture or in the Debentures (except in the certificate of the Trustee thereon) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation.
     (2) Nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the deposit, registration or recording (or renewal thereof) of this Trust Indenture or any instrument ancillary or supplemental hereto.
     (3) The Trustee shall not be bound to give notice to any person or persons of the execution hereof.
     (4) The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of the agents or servants of the Corporation.
     (5) The Trustee, in its personal or any other capacity, may buy, lend upon and deal in shares in the capital of the Corporation and in the Debentures and generally may contract and enter into financial transactions with the Corporation or any affiliate without being liable to account for any profit made thereby.
     SECTION 11.09. Replacement of Trustee. The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation three months’ notice in writing or such shorter notice as the Corporation may accept as sufficient. The Debentureholders by extraordinary resolutions shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation the retiring Trustee or any Debentureholder may apply to a Judge of the Superior Court of Québec, on such notice as such Judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in the Province of Québec. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further

Section 11.09
assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.
     SECTION 11.10. Conflict of Interest. The Trustee represents that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest, arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder.
     SECTION 11.11. Fondé de pouvoir. To the extent that the same may be necessary to comply with the provisions of Article 2692 of the Civil Code of Québec the Trustee agrees to act as, and shall have the powers of, fondé de pouvoir of the holders from time to time of debentures issued and to be issued hereunder, provided that the powers exercised and the liabilities assumed by the Trustee as fondé de pouvoir shall in all respects be limited to those set forth in this Trust Indenture as the powers and liabilities of the Trustee hereunder.
     SECTION 11.12. Acceptance of Trust. The Party of the Second Part hereby accepts the trusts in this Trust Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

Section 12.02
ARTICLE TWELVE
Notices
     SECTION 12.01. Notice to Debentureholders. Unless herein otherwise expressly provided, any notice to be given hereunder to Debentureholders shall be deemed to be validly given:
     (a) to the holders of registered Debentures if such notice is sent by unregistered surface or air mail, postage prepaid, addressed to such holders at their respective addresses appearing on the register maintained under Article Three; and if in the case of joint holders of any Debentures more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing; and
     (b) to the holders of unregistered Debentures if such notice is published once in each of the cities of Toronto and Montreal, each such publication to be made in a daily newspaper in the English or French language, or both languages, of general circulation in the designated city and approved by the Trustee; provided that in the case of notice convening a meeting of Debentureholders, the Trustee may require such additional publications of such notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the Debentureholders.
Any notice so given by mail shall be deemed to have been given on the day of mailing. Any notice so given by publication shall be deemed to have been given when such notice shall have been published once in each of the cities in which publication thereof was required under the foregoing provisions. In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder shall not invalidate any action or proceeding founded thereon.
     SECTION 12.02. Notice to the Trustee. Any notice to the Trustee under the provisions of this Trust Indenture shall be valid and effective if delivered to an officer of the Trustee or if sent by registered mail, postage prepaid, addressed to the Trustee at its principal office in the City of Montréal, Province of Québec. Notice by mail shall be deemed to have been effectively given forty-eight (48) hours after the time of mailing.

Section 12.03
     SECTION 12.03. Notice to the Corporation. Any notice to the Corporation under the provisions of this Trust Indenture shall be valid and effective if delivered to the Corporate Secretary of the Corporation or if sent by registered mail, postage prepaid, addressed to the Corporate Secretary of the Corporation at 1050, côte du Beaver Hall, Montréal, Québec. The Corporation may from time to time notify the Trustee of a change in address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Trust Indenture. Notice by mail shall be deemed to have been effectively given forty-eight (48) hours after the time of mailing.

Section 13.01
ARTICLE THIRTEEN
Execution
     SECTION 13.01. Counterparts and Formal Date. This Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of April 17, 1996.
     IN WITNESS WHEREOF the parties hereto have declared that they have required that these presents be in the English language and have executed these presents under their respective corporate seals and the hands of their proper officer or officers in that behalf.

BELL CANADA

/s/ P.G. Bonin	by:	/s/ V.W. Salvati
Witness
(Seal)

MONTREAL TRUST COMPANY — COMPAGNIE MONTRÉAL TRUST

/s/ M. Longpré	by:	/s/ Guy L’Espérance
Witness

/s/ E. Reinhold	and:	/s/ Louis Lochhead
Witness
(Seal)